Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement (No. 333-210313) on Form S-1 of the Frontier Funds of our reports dated April 2, 2018, relating to our audits of the:

•	Audits of the financial statements of the Frontier Diversified Fund, Frontier Long/Short Commodity Fund, Frontier Masters Fund, Frontier Balanced Fund, Frontier Select Fund, Frontier Winton Fund, and Frontier Heritage Fund of Frontier Funds for the year ended December 31, 2017,

•	Audits of the financial statements of the Frontier Trading Company I, LLC, Frontier Trading Company II, LLC, Frontier Trading Company XV, LLC, Frontier Trading Company XXXIV, LLC, Frontier Trading Company XXXV, LLC, Frontier Trading Company XXXVII, LLC, Frontier Trading Company XXXVIII, LLC, and Frontier Trading Company XXXIX, LLC for the year ended December 31, 2017,

•	Audit of the consolidated financial statements of the Frontier Funds, included in the Annual Report on Form 10-K of Frontier Funds for the year ended December 31, 2017,

•	Audits of the financial statements of Galaxy Plus Fund – FORT Contrarian Feeder Fund (510) LLC, Galaxy Plus Fund – Emil van Essen STP Feeder Fund (516) LLC, Galaxy Plus Fund – Quest Feeder Fund (517) LLC, Galaxy Plus Fund – Chesapeake Feeder Fund (518) LLC, Galaxy Plus Fund – LRR Feeder Fund (522) LLC, Galaxy Plus Fund – QIM Feeder Fund (526) LLC, Galaxy Plus Fund – Quantmetrics Feeder Fund (527) LLC, Galaxy Plus Fund – Doherty Feeder Fund (528) LLC, Galaxy Plus Fund – TT Master Fund (531) LLC, Galaxy Plus Fund – Aspect Feeder Fund (532) LLC, Galaxy Plus Fund – Quest FIT Feeder Fund (535) LLC, and Galaxy Plus Fund – Welton Master Fund (538), LLC, for the year ended December 31, 2017, and

•	Audits of the financial statements of Galaxy Plus Fund – FORT Contrarian Feeder Fund (510) LLC, Galaxy Plus Fund – Emil van Essen STP Feeder Fund (516) LLC, Galaxy Plus Fund – Quest Feeder Fund (517) LLC, Galaxy Plus Fund – Chesapeake Feeder Fund (518) LLC, Galaxy Plus Fund – LRR Feeder Fund (522) LLC, Galaxy Plus Fund – QIM Feeder Fund (526) LLC, Galaxy Plus Fund – Quantmetrics Feeder Fund (527) LLC, Galaxy Plus Fund – Doherty Feeder Fund (528) LLC, Galaxy Plus Fund – TT Master Fund (531) LLC, Galaxy Plus Fund – Aspect Feeder Fund (532) LLC, Galaxy Plus Fund – Quest FIT Feeder Fund (535) LLC, and Galaxy Plus Fund – Welton Master Fund (538), LLC, for the year ended December 31, 2017,which appear in the Annual Report on Form 10-K of the Frontier Funds for the year ended December 31, 2017.

We also consent to the reference to our Firm under the captions “Independent Registered Public Accounting Firm” and "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ RSM US LLP

Denver, Colorado

August 23, 2018